UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

INVENSENSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35269	01-0789977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1197 Borregas Avenue Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 988-7339

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of stockholders held on September 14, 2012, the matters submitted to a vote of stockholders were (i) the election of three Class I directors to the Board of Directors for a term expiring at the 2015 annual stockholders meeting, (ii) a non-binding advisory vote to approve named executive compensation, (iii) a non-binding advisory vote on the frequency of holding an advisory vote on named executive officer compensation and (iv) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2013.

The following table sets forth the results of voting for the election of the Class I directors to the Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jon Olson	54,630,466	67,837	17,527,351
Amit Shah	54,541,909	156,394	17,527,351
Yunbei “Ben” Yu, Ph.D.	54,547,890	150,413	17,527,351

The following table sets for the results of voting for the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions
54,401,274	241,116	55,913

The following table sets for the results of voting for the determination, on an advisory basis, of whether the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers should be every year, every two years, or every three years.

One Year	Two Years	Three Years	Abstentions
5,570,706	200,800	48,877,174	49,623

The following table sets for the results of voting for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2013.

Votes For	Votes Against	Abstentions
71,321,768	814,197	89,689

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenSense, Inc.

Date: September 20, 2012	/s/ Alan Krock
Alan Krock Vice President, Chief Financial Officer